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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of Willis North America Inc.'s Financial Security Partnership Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 24, 2005